UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2023

SABRE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36422	20-8647322
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3150 Sabre Drive Southlake, TX	76092
(Address of principal executive offices)	(Zip Code)

(682) 605-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, $.01 par value	SABR	The NASDAQ Stock Market LLC
6.50% Series A Mandatory Convertible Preferred Stock	SABRP	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On May 25, 2023, Sabre GLBL, Inc. (“Sabre GLBL”), a wholly-owned subsidiary of Sabre Corporation, entered into a commitment letter (the “Commitment Letter”) with lenders led by affiliates of Centerbridge Partners, L.P. (such lenders collectively, the “Lenders”), pursuant to which the Lenders committed to provide a senior secured term loan facility of up to $665 million (the “Term Loan Facility”) to Sabre Financial Borrower, LLC (the “Borrower”), a Delaware limited liability company and wholly-owned subsidiary of Sabre Corporation, subject to the Borrower using the proceeds from the Term Loan Facility for an intercompany loan (the “New Pari 1L Facility”) to Sabre GLBL. Sabre GLBL intends to primarily use the funds to repurchase a portion of its outstanding 9.250% Senior Secured Notes due 2025, 7.375% Senior Secured Notes due 2025 and 11.250% Senior Secured Notes due 2027 pursuant to the Tender Offers (as described below) and/or other outstanding debt and to pay accrued interest, fees and expenses in connection with the Term Loan Facility and the repurchases. Sabre GLBL is required to pay customary fees in connection with the Lenders’ commitment.

The Lenders’ funding commitments will automatically terminate if the closing does not occur on or before July 24, 2023 (the “Outside Date”). The Borrower has the right to draw under the Term Loan Facility in a minimum amount of $500 million, with the remaining amount of the Term Loan Facility available to be incurred as incremental term loans under the Term Loan Facility subject to satisfaction of certain customary conditions.

The agreement governing the Term Loan Facility will, among other things, provide that:

a)

the commitment to provide the Term Loan Facility is subject to certain customary closing conditions, including the execution and delivery of definitive documentation with respect to the Term Loan Facility and the New Pari 1L Facility;

b)

the Term Loan Facility will mature on December 15, 2028 and be guaranteed on a joint and several basis in an aggregate amount not to exceed $400 million, plus accrued interest, by certain existing and future foreign subsidiaries of Sabre GLBL organized in Luxembourg, the United Kingdom, Singapore, Australia, Poland, the Netherlands, Iceland and Uruguay (the “Guarantors”), subject to customary exceptions and limitations;

c)

the collateral for the Term Loan Facility will include, subject to customary exceptions and limitations, all assets of the Borrower, including its claims under the New Pari 1L Facility and material assets of the Guarantors, subject to agreed security principles and customary limitations in the jurisdiction of such Guarantor;

d)	the interest on the Term Loan Facility will be payable in cash; provided that, at the Borrower’s election, from the closing date until December 31, 2025, the interest may be payable in kind;

e)

the Term Loan Facility will bear interest at a floating rate (the “Reference Rate”), payable quarterly and set in arrears every quarter based on the average of the highest yield to maturity of any tranche of Sabre GLBL’s outstanding reference indebtedness on each of the 20 prior trading days, plus (i) 150 basis points for cash interest or (ii) 300 basis points for payable-in-kind interest, with the Reference Rate for the first interest period deemed to be 13.00% per annum;

f)

the all-in interest rate floor will be (x) 11.50% for cash interest and (y) 13.00% for payable-in-kind interest and the all-in interest rate ceiling will be (x) 17.50% for cash interest and (y) 19.00% for payable-in-kind interest;

g)

all prepayments made on or prior to the fourth anniversary of the closing date will be subject to prepayment premiums as follows: (i) with respect to any prepayment occurring on or prior to the second anniversary of the closing date, a customary make-whole amount, (ii) with respect to any prepayment occurring after the second anniversary of the closing date and on or prior the third anniversary of the closing date, 50% of the applicable interest margin and (iii) with respect to any prepayment occurring after the third anniversary of the closing date and on or prior the fourth anniversary of the closing date, 25% of the applicable interest margin;

h)	the Guarantors and their subsidiaries will be subject to a minimum liquidity covenant of at least $100 million; and

i)

the Term Loan Facility definitive documentation will have customary prepayment events and financial and negative covenants and other representations, covenants and events of default based on, but in certain instances more restrictive than, the existing credit agreement.

Sabre GLBL’s obligations under the New Pari 1L Facility will be secured and guaranteed by the obligors under Sabre GLBL’s existing credit agreement on a pari passu basis with such credit agreement. In addition, the New Pari 1L Facility will have the same economic terms as the Term Loan Facility.

The foregoing description of the Commitment Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Commitment Letter, a copy of which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 8.01	Other Events.

On May 25, 2023, Sabre Corporation issued a press release announcing the commencement of cash tender offers (the “Tender Offers”) by Sabre GLBL to purchase Sabre GLBL’s 9.250% Senior Secured Notes due 2025, 7.375% Senior Secured Notes due 2025 and 11.250% Senior Secured Notes due 2027 up to an aggregate purchase price of $615 million, excluding accrued interest, upon the terms and subject to the conditions set forth in the offer to purchase dated May 25, 2023. A copy of the press release announcing the Tender Offers is attached as Exhibit 99.1 to this Form 8-K and incorporated by reference herein.

Forward-Looking Statements

Certain statements herein are forward-looking statements about trends, future events, uncertainties and our plans and expectations of what may happen in the future. Any statements that are not historical or current facts are forward-looking statements. In many cases, you can identify forward-looking statements by terms such as “expect,” “believe,” “likely,” “encouraged,” “resilient,” “outlook,” “goal,” “opportunity,” “target,” “future,” “trend,” “plan,” “guidance,” “anticipate,” “will,” “forecast,” “continue,” “on track,” “objective,” “trajectory,” “scenario”, “strategy,” “estimate,” “project,” “possible,” “may,” “should,” “would,” “intend,” “potential,” or the negative of these terms or other comparable terminology. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. More information about potential risks and uncertainties that could materially affect our business and results of operations is included in the “Risk Factors” and “Forward-Looking Statements” sections in our Quarterly Report on Form 10-Q filed with the SEC on May 4, 2023, our Annual Report on Form 10-K filed with the SEC on February 17, 2023 and in our other filings with the SEC. We cannot guarantee future events, including funding of the Term Loan Facility and the New Pari 1L Facility and successful completion of the Tender Offers, outlook, guidance, results, actions, levels of activity, performance or achievements. Readers are cautioned not to place undue reliance on these forward-looking statements. Unless required by law, we undertake no obligation to publicly update or revise any forward-looking statements to reflect circumstances or events after the date they are made.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

10.1	Commitment Letter, dated May 25, 2023, among Sabre GLBL, Inc. and Lenders.

99.1	Press Release dated May 25, 2023.

104	Cover Page Interactive Data File-formatted as Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 25, 2023

Sabre Corporation

By:	/s/ Michael Randolfi
Name: Michael Randolfi
Title: Executive Vice President and Chief Financial Officer